UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 12, 2021

Date of Report

(Date of earliest event reported)

LABOR SMART INC.

(Exact name of Registrant as specified in its Charter)

Nevada	000-54654	45-2433287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3270 Florence Road, Suite 200, Powder Springs, GA 30127

(Address of Principal Executive Offices)

(770) 800-3728

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 27, 2021, Labor Smart, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Takeover Industries, Inc. (the “Seller”). Pursuant to the Agreement, the Seller became a wholly owned subsidiary of the Company. In consideration therefor, the Company shall issue 6,800,000,000 RESTRICTED shares of common stock to the shareholders of Takeover Industries, Inc.

Item 2.01 Completion of Acquisition or Disposition of Assets

In connection with the Agreement and Exhibit A of the Agreement in Item 1.01, the Company disposed of Restore Franchise Group, LLC, a wholly owned subsidiary.

Item 5.01 Changes in Control of Registrant

Pursuant to the Agreement and Exhibit A of the Agreement in Item 1.01, there has been a change in control of the Company, whereby Ryan Schadel no longer maintains voting control via Series A Preferred shares.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the Agreement and Exhibit A of the Agreement in Item 1.01, Joe Pavlik has been appointed as President and Chief Executive Officer of Labor Smart, Inc. Mr. Schadel, the outgoing President and Chief Executive Officer has agreed to stay in an advisory role as long as necessary for the Company to meet its interim goals and complete its registration and filings with OTC Markets Group to become “Pink Current”.

Item 8.01 Other Events.

On March 1, 2021, the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Exhibits

Exhibit 99.1	Press release dated March 1, 2021
Exhibit 99.2	Acquisition Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2021

LABOR SMART INC.
By:	/s/ Ryan Schadel
Name:	Ryan Schadel
Title:	Chief Executive Officer